                                                           EXHIBIT 23-A

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. (the "Company") on Form S-3 (File No. 33-50047) of our reports, which include an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 18, 1995, on our audits of the consolidated financial statements and the consolidated financial statement schedule of U S WEST, Inc., as of December 31, 1994 and 1993, and for the three years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.
-----------------------------
Denver, Colorado
October 27, 1995

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the inclusion in the Registration Statement of U S WEST, Inc. on Form S-3 (File No. 33-50047) of our report, which includes an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 18, 1995, on our audits of the consolidated financial statements of U S WEST, Inc., as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.

   We consent to the inclusion in the Registration Statement of U S WEST, Inc. on Form S-3 (File No. 33-50047) of our report, which includes an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated May 12, 1995, on our audits of the combined financial statements of U S WEST Communication Group, as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.

   We consent to the inclusion in the Registration Statement of U S WEST, Inc. on Form S-3 (File No. 33-50047) of our report, which includes an explanatory paragraph regarding a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated May 12, 1995, on our audits of the combined financial statements of U S WEST Media Group, as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.

   We also consent to the reference to our firm under the caption "Experts."




/s/ COOPERS & LYBRAND L.L.P
---------------------------
Denver, Colorado
October 27, 1995